Exhibit 13(A)--Consent of Ernst & Young LLP
                                                                   EXHIBIT 13(A)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Auditors" and "Experts" and to the use of our report dated February 4, 2000 on the Stock Index Account of TIAA Separate Account VA-1 included in this Registration Statement on Form N-3 (No. 33-79124) of TIAA Separate Account VA-1.

We also consent to the use of our report on Teachers Insurance and Annuity Association of America ("TIAA") dated March 9, 2000 included in this Registration Statement. Such report expresses our opinion that TIAA's statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA at December 31, 1999 and December 31, 1998, respectively, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with generally accepted accounting principles.


                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

New York, New York
March 23, 2000

                                      C-24